SUBSCRIPTION AGREEMENT

FutureTech II Acquisition Corp.
128 Gail Drive
New Rochelle, New York 10805

December 13, 2024

Ladies and Gentlemen:

This Subscription Agreement (this "Agreement") is entered into by and between FutureTech II Acquisition Corp., a Delaware corporation (the "Issuer" or "FutureTech"), and the undersigned subscriber (the "Subscriber"), in connection with the Agreement and Plan of Merger dated as of September 16, 2024 (the "Merger Agreement") by and among FutureTech, Longevity Biomedical, Inc., LBI Merger Sub, Inc., and Bradford A. Zakes, solely in the capacity as seller representative. Pursuant to the Merger Agreement, the parties thereto have agreed to undertake a business combination on terms and conditions therein (the "Business Combination"), and at the closing of the Business Combination, FutureTech will change its name to "Longevity Biomedical, Inc.," and its common stock, par value $0.0001 per share (the "Common Stock"), is expected to list on The Nasdaq Stock Market ("Nasdaq") under the ticker symbol "LBIO."

In connection with the Business Combination, FutureTech is seeking subscriptions for shares of its Common Stock (the "Shares") from the Subscriber, who agrees to purchase such Shares on the terms set forth herein. The terms of this Agreement are as follows:

1. Subscription.

a. As of the date written above, the Subscriber hereby irrevocably subscribes for and agrees to purchase from FutureTech 1,000,000 Shares, at a price of $5.00 per Share, for an aggregate purchase price of $5,000,000 (the "Purchase Price"), subject to the terms and conditions of this Agreement.

b. (i) In further consideration for the Purchase Price, at the Closing (as defined herein), the Subscriber, FutureTech, and an escrow agent mutually acceptable to the Subscriber and FutureTech (the "Escrow Agent") shall enter into an Escrow Agreement, effective as of the Closing, in substantially the form of the escrow agreement attached hereto as Exhibit A (the "Escrow Agreement"), pursuant to which FutureTech shall issue to the Escrow Agent an additional 2,000,000 Shares (together with any equity securities paid as dividends or distributions with respect to such shares or into which such shares are exchanged or converted, the "Escrow Shares"), to be held, along with any other dividends, distributions or other income on the Escrow Shares (together with the Escrow Shares, the "Escrow Property"), in a segregated escrow account (the "Escrow Account").

(ii) The Escrow Property shall be held in the Escrow Account until the two-year anniversary of the Closing (the "Escrow Release Date"). On the Escrow Release Date, if and only if the closing price of the Shares on Nasdaq on the day immediately prior to the Escrow Release Date is less than $7.50 per share, the Escrow Agent shall release a portion of the Escrow Property to the Subscriber such that the value of the Shares issued to the Subscriber at the

Closing *plus* the value of the portion of the Escrow Property released to the Subscriber is equal to $7,500,000; *provided*, *however*, the Escrow Agent shall not release any Escrow Property to the Subscriber until the Escrow Agent has received joint written instructions from FutureTech and the Subscriber authorizing such release. For the avoidance of doubt, if the aggregate value of the Shares issued to the Subscriber at the Closing *plus* the aggregate value of the Escrow Property on the Escrow Release Date is less than $7,500,000, the Subscriber will be entitled to receive all of the Escrow Property but nothing more. For purposes of this Section 1(b), each Share and each Escrow Share shall be valued at an amount equal to the closing price of the Shares on Nasdaq on the day immediately prior to the Escrow Release Date.

c. On or prior to the closing of the Business Combination, FutureTech may enter into subscription agreements (the "Other Subscription Agreements" and together with this Subscription Agreement, the "Subscription Agreements") with other investors (the "Other Subscribers" and together with the Subscriber, the "Subscribers"), pursuant to which such Other Subscribers will agree to subscribe for and purchase from FutureTech at the closing additional shares of Common Stock or Preferred Stock.

2. Closing; Delivery of Shares.

a. The closing of the purchase of the Shares (the "Closing") shall occur concurrently with the consummation of the Business Combination. FutureTech shall notify the Subscriber in writing of the anticipated closing date at least five (5) business days in advance (the "Closing Notice").

b. On or prior to the closing date specified in the Closing Notice, the Subscriber shall deliver the Purchase Price by wire transfer in immediately available funds to the account specified by FutureTech. Upon receipt of the total Purchase Price, FutureTech shall issue (i) the Shares to the Subscriber and (ii) the Escrow Shares to the Escrow Agent, in each case in book-entry form, free and clear of any liens or other restrictions, except those arising under applicable securities laws.

c. If the Business Combination has not occurred within three (3) business days following the specified closing date, FutureTech shall promptly (but not later than two (2) business days thereafter) return the Purchase Price to the Subscriber, and any issued Shares or Escrow Shares shall be cancelled. Notwithstanding such return, if this Agreement is not terminated, the Subscriber shall remain obligated to deliver the Purchase Price following a new Closing Notice.

3. FutureTech Representations and Warranties. FutureTech represents and warrants to the Subscriber that:

a. FutureTech is a Delaware corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. FutureTech has the corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

b. Prior to the Closing Date, the Shares and the Escrow Shares will have been duly authorized and, when issued and delivered to the Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares and the Escrow Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under FutureTech's Second Amended and Restated Certificate of Incorporation (as amended from time to time) to be filed prior to the Closing or under the laws of the State of Delaware.

c. This Subscription Agreement has been duly authorized, executed and delivered by FutureTech and is enforceable against FutureTech in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

d. The issuance and sale of the Shares and the Escrow Shares and the compliance by FutureTech with the provisions of this Subscription Agreement and the consummation of the Business Combination will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of FutureTech or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, license, lease or any other agreement or instrument to which FutureTech or any of its subsidiaries is a party or by which FutureTech or any of its subsidiaries is bound or to which any of the property or assets of FutureTech is subject, which would have a material adverse effect on the business, properties, financial condition, stockholders' equity or results of operations of FutureTech or on the validity of the Shares or the Escrow Shares or the legal authority of FutureTech to comply in all material respects with the terms of this Subscription Agreement (a "Material Adverse Effect"); (ii) result in any violation of the provisions of the organizational documents of FutureTech; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over FutureTech or any of its properties that would have a Material Adverse Effect or materially affect the validity of the Shares, the Escrow Shares, or the legal authority of FutureTech to comply with this Subscription Agreement.

e. FutureTech has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker's or finder's fee or any other commission or similar fee in connection with the Business Combination contemplated by this Subscription Agreement for which the Subscriber could become liable.

f. FutureTech is not, and immediately after receipt of payment for the Shares, will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

g. Assuming the accuracy of the Subscriber's representations and warranties set forth in Section 4, in connection with the offer, sale and delivery of the Shares and the Escrow Shares in the manner contemplated by this Subscription Agreement, it is not necessary to register the offer and sale of the Shares or the Escrow Shares by FutureTech to the Subscriber or the

Escrow Agent, as the case may be, under the Securities Act of 1933, as amended (the "Securities Act").

h. The Shares and the Escrow Shares (i) were not offered by any form of general solicitation or general advertising and (ii) assuming the accuracy of the Subscriber's representations and warranties set forth in Section 4, are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. Furthermore, neither FutureTech, nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under circumstances that would adversely affect reliance by FutureTech on Section 4(a)(2) of the Securities Act or would require registration of the issuance of the Shares or the Escrow Shares under the Securities Act.

i. The class of shares of Common Stock to be issued in the Business Combination will be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and will be listed for trading on Nasdaq under the symbol "LBIO." There is no suit, action, proceeding or investigation pending or, to the knowledge of FutureTech, threatened against FutureTech by Nasdaq or the U.S. Securities and Exchange Commission (the "SEC") with respect to any intention by such entity to prevent the registration of or deregister the Common Stock or prohibit or terminate the listing of the Common Stock on Nasdaq, excluding, for the purposes of clarity, the customary ongoing review by Nasdaq of FutureTech's listing application with respect to the Business Combination.

j. As of their respective dates, all forms, reports, statements, schedules, proxies, registration statements and other documents filed by FutureTech with the SEC prior to the date of this Subscription Agreement (collectively, the "SEC Reports") complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, except as disclosed in the Company'Current Report on Form 8-K filed with the SEC on December 13, 2024, the financial statements of FutureTech and Longevity included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of FutureTech as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. A copy of each SEC Report is available to the Subscriber via the SEC's EDGAR system.

k. FutureTech is in compliance with all applicable laws, except where such non-compliance would not reasonably be expected to have a Material Adverse Effect. FutureTech has not received any written communication from a governmental entity that alleges that FutureTech is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

l. FutureTech is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by FutureTech of this Subscription Agreement (including, without limitation, the issuance of the Shares and the Escrow Shares), other than (i) the filing with the SEC of a registration statement on Form S-4 in connection with the Business Combination, (ii) filings required by applicable state securities laws, (iii) the filing of a Notice of Exempt Offering of Securities on Form D with the SEC under Regulation D of the Securities Act (if any), (iv) those required by Nasdaq; and (v) any filing, the failure of which to obtain would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

m. FutureTech has not entered into any side letter or similar agreement with any investor in connection with such investor's direct or indirect investment in FutureTech other than the Merger Agreement.

n. FutureTech understands that the foregoing representations and warranties shall be deemed material and to have been relied upon by the Subscriber.

4. Subscriber Representations, Warranties and Covenants. The Subscriber represents and warrants to FutureTech that:

a. At the time the Subscriber was offered the Shares and the Escrow Shares, it was, and as of the date hereof, the Subscriber is (i) a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), an institutional "accredited investor" (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act), a non-U.S Person (within the meaning of Regulation S under the Securities Act) or an "accredited investor" (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the requirements set forth on Exhibit B hereto, (ii) acquiring the Shares and the Escrow Shares only for his, her or its own account or for an account over which it exercises sole discretion for another qualified institutional buyer or accredited investor, (iii) not a party to a binding written agreement to sell, exchange or otherwise dispose of the Shares and the Escrow Shares and has no current plan or intention to sell, exchange or otherwise dispose of the Shares and the Escrow Shares, and (iv) not acquiring the Shares and the Escrow Shares for the account of others, nor on behalf of any other account or person or with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Exhibit B following the signature page hereto). The Subscriber is not an entity formed for the specific purpose of acquiring the Shares.

b. The Subscriber understands that the Shares and the Escrow Shares are being offered in an offering not involving any public offering within the meaning of the Securities Act and that the Shares delivered at the Closing will not have been registered under the Securities Act. The Subscriber understands that the Shares and the Escrow Shares may not be resold, transferred, pledged or otherwise disposed of by the Subscriber absent an effective registration statement under the Securities Act except (i) to FutureTech or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii) in accordance

with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates representing the Shares delivered at the Closing or representing Escrow Shares delivered on the Escrow Release Date shall contain a legend to such effect. The Subscriber acknowledges that the Shares and the Escrow Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. The Subscriber understands and agrees that the Shares and the Escrow Shares, until registered under an effective registration statement, will be subject to transfer restrictions and, as a result of these transfer restrictions, the Subscriber may not be able to readily resell the Shares or the Escrow Shares and may be required to bear the financial risk of an investment in the Shares and the Escrow Shares for an indefinite period of time. Further, the Subscriber hereby agrees that it will not sell, transfer, pledge, or otherwise dispose of the Shares for a period of one year following the Closing. The Subscriber understands that it has been advised to consult legal counsel prior to entering into this Subscription Agreement or prior to making any offer, resale, pledge or transfer of any of the Shares or the Escrow Shares.

c. The Subscriber understands and agrees that the Subscriber is purchasing the Shares directly from FutureTech. The Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to the Subscriber by FutureTech, or any of its officers, directors or representatives, expressly (other than those representations, warranties, covenants and agreements included in this Subscription Agreement) or by implication.

d. The Subscriber acknowledges and agrees that the Subscriber has received such information as the Subscriber deems necessary in order to make an investment decision with respect to the Shares and the Escrow Shares. Without limiting the generality of the foregoing, the Subscriber acknowledges that it has reviewed (i) the SEC Reports and (ii) the Merger Agreement, a copy of which has been filed by FutureTech with the SEC ((i) and (ii) together, the "Investor Disclosure Package"). The Subscriber represents and agrees that the Subscriber and the Subscriber's professional advisor(s), if any, have had the full opportunity to ask FutureTech's management questions, receive such answers and obtain such information as the Subscriber and such Subscriber's professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares or the Escrow Shares. The Subscriber further acknowledges that the information contained in the Investor Disclosure Package is preliminary and subject to change, and that any changes to the information contained in the Investor Disclosure Package, including, without limitation, any changes based on updated information or changes in terms of the Business Combination, shall in no way affect the Subscriber's obligation to purchase the Shares hereunder, except as otherwise provided herein.

e. The Subscriber became aware of this Offering of the Shares and the Escrow Shares solely by means of direct contact between the Subscriber and Longevity or FutureTech, or a representative of Longevity or FutureTech. The Subscriber acknowledges that FutureTech represents and warrants that the Shares and the Escrow Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

f. The Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares and the Escrow Shares, including those set forth in the SEC Reports. The Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and the Escrow Shares, and the Subscriber has sought such independent accounting, legal and tax advice as the Subscriber has considered necessary to make an informed investment decision.

g. Alone, or together with any professional advisor(s), the Subscriber has adequately analyzed and fully considered the risks of an investment in the Shares and the Escrow Shares and determined that the Shares and the Escrow Shares are a suitable investment for the Subscriber and that the Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Subscriber's investment in FutureTech. The Subscriber acknowledges specifically that a possibility of total loss exists.

h. In making its decision to purchase the Shares and the Escrow Shares, the Subscriber has relied solely upon independent investigation made by the Subscriber and the representations and warranties set forth herein.

i. The Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the Offering of the Shares and the Escrow Shares or made any findings or determination as to the fairness of this investment or the accuracy or adequacy of the SEC Reports.

j. The Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation.

k. The execution, delivery and performance by the Subscriber of this Subscription Agreement are within the powers of the Subscriber, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Subscriber is a party or by which the Subscriber is bound, and, if the Subscriber is not an individual, will not violate any provisions of the Subscriber's charter documents, including, without limitation, its incorporation or formation documents, bylaws, indenture of trust or partnership or operating agreement, as may be applicable, which would reasonably be expected to materially affect the legal authority of the Subscriber to comply in all material respects with the terms of this Subscription Agreement. The signature on this Subscription Agreement is genuine, and the signatory, if the Subscriber is an individual, has legal competence and capacity to execute the same or, if the Subscriber is not an individual the signatory has been duly authorized to execute the same, and this Subscription Agreement constitutes a legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

l. Neither the due diligence investigation conducted by the Subscriber in connection with making its decision to acquire the Shares and the Escrow Shares nor any representations and warranties made by the Subscriber herein shall modify, amend or affect the Subscriber's right to rely on the truth, accuracy and completeness of FutureTech's representations and warranties contained herein.

m. The Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department's Office of Foreign Assets Control ("OFAC") or in any Executive Order issued by the President of the United States and administered by OFAC ("OFAC List"), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a "Prohibited Investor"). The Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Subscriber is permitted to do so under applicable law. If the Subscriber is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the "BSA"), as amended by the USA PATRIOT Act of 2001 (the "PATRIOT Act"), and its implementing regulations (collectively, the "BSA/PATRIOT Act"), the Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by the Subscriber and used to purchase the Shares and the Escrow Shares were legally derived.

n. The Subscriber will deliver, contemporaneously with the execution of this Subscription Agreement, a signed copy of the "investor representation letter" in the form attached as Exhibit B hereto.

5. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Merger Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement or (c) August 18, 2025; *provided* that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover reasonable and documented out-of-pocket losses, liabilities or damages arising from such breach. FutureTech shall promptly notify the Subscriber of the termination of the Merger Agreement promptly after the termination of such agreement.

6. Trust Account Waiver. Reference is made to FutureTech's Prospectus. The Subscriber hereby represents and warrants that it has read FutureTech's Prospectus, other than SEC Reports, the Purchaser's Organizational Documents, and understands that the Purchaser has established the Trust Account containing the proceeds of this initial public offering (the "IPO"), the overallotment shares acquired by FutureTech's Underwriter, and certain private placements occurring simultaneously with the IPO (including interest accrued from time to time) for the

benefit of the Purchaser's public stockholders (including overallotment shares acquired by FutureTech's Underwriter) (the "Public Stockholders"). Except as otherwise described in FutureTech's Prospectus, the Purchaser may disburse monies from the Trust Account only: (a) to the Public Stockholders in the event they elect to redeem their shares of the Purchaser Common Stock in connection with the consummation of the Purchaser's initial business combination (as described in FutureTech's Prospectus) or in connection with an amendment to the Purchaser's Organizational Documents to extend the deadline to consummate an initial business combination; (b) to the Public Stockholders if the Purchaser fails to consummate an initial business combination within twelve (12) months after the closing of the IPO, subject to an extension; (c) with respect to any interest earned on the amounts held in the Trust Account, amounts necessary to pay taxes; (d) to the Underwriter to pay the Underwriter's deferred fees upon the closing of an initial business combination; and (e) to the Purchaser after or simultaneously with the consummation of an initial business combination. For and in consideration of the Purchaser entering into this Subscription Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Subscriber, on behalf of itself and its controlling persons, hereby agrees that, notwithstanding anything to the contrary in this Subscription Agreement, (i) neither the Subscriber nor its controlling persons do now or shall at any time hereafter have any right, title, interest, or claim of any kind in or to any monies in the Trust Account or distributions therefrom, (ii) the Subscriber agrees that it shall not make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with, or relating in any way to this Subscription Agreement, any proposed or actual business relationship between the Purchaser or any of its Representatives and the Subscriber or its controlling persons, or any other matter, and regardless of whether such claim arises based on contract, tort, equity, or any other theory of legal liability (collectively, the "Released Claims"). The Subscriber hereby irrevocably waives any Released Claims that it may have against the Trust Account (including any distributions therefrom) now or in the future as a result of or arising out of any negotiations, contracts, or agreements with the Purchaser or its Representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever, including for an alleged breach of this Subscription Agreement or any other agreement with the Purchaser or its Affiliates. However, the foregoing waiver will not limit or prohibit the Subscriber from pursuing a claim against the Purchaser, Merger Sub, or any other person for legal relief against monies or other assets of the Purchaser or Merger Sub held outside of the Trust Account, or for specific performance or other equitable relief in connection with the transactions contemplated by this Subscription Agreement. The Subscriber acknowledges and agrees that this irrevocable waiver is material to this Subscription Agreement and specifically relied upon by the Purchaser and its Affiliates to induce the Purchaser to enter into this Subscription Agreement. The Subscriber further intends and understands that such waiver is valid, binding, and enforceable against the Subscriber under applicable law. To the extent that the Subscriber commences any action based upon, in connection with, relating to, or arising out of any matter relating to the Purchaser or its Representatives that seeks, in whole or in part, monetary relief against the Purchaser or its Representatives, the Subscriber acknowledges and agrees that its sole remedy shall be against funds held outside of the Trust Account, and that such a claim shall not permit the Subscriber (or any person acting on its behalf) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein.

7. **<u>Miscellaneous</u>**.

a. Neither this Subscription Agreement nor any rights that may accrue to the Subscriber hereunder (other than the Shares and the Escrow Shares acquired hereunder, if any) may be transferred or assigned; provided that the Subscriber may assign its rights and obligations hereunder pursuant to a joinder to this Subscription Agreement in form and substance reasonably satisfactory to FutureTech, to one or more funds or investment vehicles advised or managed by the Subscriber or its affiliates, but such assignment shall not relieve the Subscriber from any of its obligations or liabilities hereunder. At the Closing, the number of Shares delivered pursuant to this Subscription Agreement by FutureTech to the Subscriber and its permitted assignees shall equal, in the aggregate, the number of Shares set forth on the Subscriber's signature page hereto.

b. FutureTech may request from the Subscriber such additional information as FutureTech may deem necessary to evaluate the eligibility of the Subscriber to acquire the Shares and the Escrow Shares, and the Subscriber shall provide such information as may reasonably be requested to FutureTech promptly upon such request, to the extent readily available and to the extent consistent with its internal policies and procedures; provided, that FutureTech agrees to keep such information confidential.

c. The Subscriber acknowledges that FutureTech, and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, the Subscriber agrees to promptly notify FutureTech if any of the acknowledgments, understandings, agreements, representations and warranties of the Subscriber set forth herein are no longer accurate. The parties further acknowledge and agree that Longevity is a third-party beneficiary of the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement.

d. FutureTech and the Subscriber are entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. The Subscriber shall not issue any press release or make any other similar public statement with respect to the Offering or the Business Combination without the prior consent of FutureTech in each instance. Notwithstanding the foregoing, FutureTech shall not publicly disclose the name of the Subscriber or any affiliate or investment adviser of the Subscriber without the prior written consent (including by e-mail) of the Subscriber, except as required by the U.S. federal laws, the rules and regulations of the SEC or Nasdaq, or otherwise, or at the request of the staff of the SEC, Nasdaq or other regulatory agency.

e. The agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

f. This Subscription Agreement may not be modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought.

g. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. This Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns.

h. This Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

i. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

j. This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

k. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

l. **THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS SUBSCRIPTION AGREEMENT.**

m. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.

If to FutureTech at or prior to the Closing, to: FutureTech II Acquisition Corp. 128 Gail Drive New Rochelle, New York 10805	*with a copy (which will not constitute notice) to:* Moses & Singer LLP

Attn: Ray Chen Telephone No.: (917) 459-8498 E-mail: abctop40@gmail.com	405 Lexington Avenue New York, New York 10174 Attn: Ruth Jin Telephone No.: (212) 554-7819 E-mail: rjin@mosessinger.com
If to FutureTech after the Closing, to: Longevity Biomedical, Inc. 12100 NE 195th Street, Suite 150 Bothell, WA 98011 Attn: Bradford A. Zakes, President and CEO Telephone No.: (425) 748-7529 E-mail: bzakes@cerevast.com	*with a copy (which will not constitute notice) to:* Nelson Mullins Riley & Scarborough LLP 101 Constitution Avenue, NW, Suite 900 Washington, DC 20001 Attn: Andrew M. Tucker, Esq. Telephone No.: (202) 689-2987 E-mail: andy.tucker@nelsonmullins.com

8. Non-Reliance and Exculpation. The Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation, other than the statements, representations and warranties contained in this Subscription Agreement, in making its investment or decision to invest in FutureTech. The Subscriber agrees that, without limiting FutureTech's obligations hereunder, no purchaser pursuant to the Subscription Agreements (including the respective controlling persons, members, officers, directors, partners, agents, or employees of any purchaser) shall be liable to any other purchaser pursuant to the Subscription Agreements for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Offering of the Shares and the Escrow Shares.

9. Additional Agreements. The Subscriber acknowledges and agrees that FutureTech and its officers, directors, employees, agents and representatives may be required to identify the Subscriber (whether in the Subscriber's capacity as an investor in FutureTech or otherwise) and that such disclosure may be made in written or oral public communications or press releases or other filings with the SEC or other U.S. federal or state regulatory agencies or bodies. The determination to make such disclosure, and the content and timing of such disclosure, shall be in FutureTech's sole and exclusive discretion, shall not require any advance notice to the Subscriber prior to disclosure, and may include, without limitation, the Subscriber's name and/or the name of any of its affiliates, or any derivative of any of the foregoing names (collectively, the "Investor Names"). Further, FutureTech may make disclosures of the Investor Names to an auditor or governmental or regulatory authority pursuant to any investigation, inspection, examination or inquiry without providing the Subscriber with any notification thereof. The Subscriber shall indemnify, defend and hold harmless FutureTech and its officers, directors, agents and agents, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable external attorneys' fees) and expenses related to, in connection with or resulting from such disclosure.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be executed and delivered by their respective authorized signatories as of the date first indicated above.

FutureTech II Acquisition Corp.	Address for Notice:
	128 Gail Drive New Rochelle, New York 10805
By: Ray Chen	Attn: Ray Chen
Name: Ray Chen Title: CEO	Telephone No.: (917) 459-8498 E-mail: abctop40@gmail.com

[PURCHASER SIGNATURE PAGES TO SUBSCRIPTION AGREEMENT]

IN WITNESS WHEREOF, the Subscriber has caused this Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name(s) of Subscriber: Yuantian Zhang, Ph.D.

Signature of Authorized Signatory of Subscriber: ________________________________

Name of Authorized Signatory: Yuantian Zhang, Ph.D.

Title of Authorized Signatory: N/A

Email Address of Authorized Signatory: yt@sg-cn.sg

Facsimile Number of Authorized Signatory: ____________________________________

Address for Notice to Subscriber:

30 Cecil Street Level #14-01 Prudential Tower

Singapore 049712

Address for Delivery of Shares to Subscriber (if not same as address for notice):

____

____

____

Subscription Amount: US$5,000,000.00

Shares: 1,000,000 Common Shares

Escrow Shares: 2,000,000 Common Shares

EIN Number:

[SIGNATURE PAGES CONTINUE]

<u>Exhibit A</u>

Form of Escrow Agreement

(attached)

Exhibit B

INVESTOR REPRESENTATION LETTER

Re: Purchase of shares (the "Shares") of common stock (the "Common Stock") issued by FutureTech II Acquisition Corp. ("FutureTech")

Ladies and Gentlemen:

In connection with the offer and sale of the Shares of Common Shares to be issued by FutureTech, we represent, warrant, agree and acknowledge as follows:

1. No disclosure or offering document has been prepared in connection with the offer and sale of the Shares by FutureTech, Longevity or any of their respective affiliates.

2. (a) We have relied solely upon our independent investigation and we have not relied on any statements or other information provided by or on behalf of FutureTech concerning FutureTech or the Shares or the offer and sale of the Shares; (b) we have received such information as we deem necessary in order to make an investment decision with respect to the Shares; (c) we have had the full opportunity to ask FutureTech's management questions, receive such answers, and obtain such information as we and our professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares; and (d) we have sought such accounting, legal and tax advice as we have considered necessary to make an informed investment decision.

3. In connection with the issue and purchase of the Shares, neither FutureTech nor its officers, directors, stockholders, members, managers, representatives or agents have acted as our financial advisor or fiduciary.

4. We are (x) a "qualified institutional buyer" (as defined in Rule 144A of the Securities Act of 1933 as amended (the "Securities Act")), (y) an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), or an "accredited investor" (as defined in Rule 501(a) under the Securities Act), or (z) a non U.S. person (as defined in the Regulation S of the Securities Act_.

5. We are acquiring the Shares only for our own account or for an account over which we exercise sole discretion for another qualified institutional buyer or accredited investor (each as defined above) and not on the account of others, and not on behalf of any other

account or person or with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act.

6. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our prospective investment in the Shares; and we are able to, at this time and in the foreseeable future, bear the economic risk of a total loss of our investment in FutureTech.

7. The offer and sale of the Shares have not been registered under the Securities Act or any other applicable securities laws, and unless so registered, the Shares may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable securities laws, pursuant to any exemption therefrom.

Very truly yours,

Yuantian Zhang, Ph.D.

Date: